Exhibit 10.9.3

January 20, 2014

To,

TV18 HSN Holdings Limited

10, Diomidous Street,

Alphamega, Akropolis Building,

3rd Floor, Office 401, 2024 Nicosia,

Cyprus

Sub:	Second Addendum to the Trademark Lieense Agreement dated September 1, 2012 (“Agreement”) entered into between Network18 Media & Investments Limited (“Licensor”) & TV18 HSN Holdings Limited (“Licensee”)

Dear Sir,

We write to you in connection with: the Agreement; the First Addendum to the Agreement dated December 19, 2012 issued by the Licensor in favour of the Licensee and accepted by the Licensee (“First Addendum”); and the discussions between the Licensor and the Licensee in connection with extending the term of the Agreement.

Clause 5.1 of the Agreement stipulates that the Agreement shall commence on September 1, 2012 and continue in force till August 31, 2016.

Further to the discussions between the Licensor and the Licensee in connection with extending the term of the Agreement, the Licensor hereby extends the term of the Agreement from August 31, 2016 till December 31, 2018. Accordingly, the Agreement shall now expire on December 31, 2018 instead of August 31, 2016.

Except as provided herein, all other terms and conditions (including those pertaining to renewal of the Agreement) set out in the Agreement and the First Addendum governing the use of the trademark licensed by the Licensor to the Licensee shall remain unchanged.

Your truly,

For Network18 Media & Investments Limited

/s/ R D S Bawa
Authorized Signatory

Acknowledged and agreed

For TV18 HSN Holdings Limited

/s/ Milorad Vujnovic, /s/ George Flourentzou CCY MANAGEMENT LIMITED Director
Authorized Signatory

Network18 Media & Investments Limited

Corp. Off.: Express Trade Tower, Plot No. 15-16, Sector-16A, Noida, Uttar Pradesh - 201301, India

T +91 120 434 1818, 398 7777  F +91 120 432 4107  W www.network18online.com

Regd. Office: 503, 504, 507, 5th Floor, Mercantile House, 15, Kasturba Gandhi Marg, New Delhi-110 001, India